UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2016 (October 14, 2016)

GASTAR EXPLORATION INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement.

Credit Facility Amendment

On October 14, 2016, Gastar Exploration Inc. (“Gastar” or the “Company”) entered into that certain Amendment No. 9 to Second Amended and Restated Credit Agreement, dated as of October 14, 2016 (the “Credit Facility Amendment”), among the Company, the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”), which amends that certain Second Amended and Restated Credit Agreement, dated as of June 13, 2013 (the “Credit Agreement”).  Pursuant to the terms of the Credit Facility Amendment, (i) the Company’s borrowing base was reaffirmed at $100 million (the current amount outstanding under the facility) with next redetermination scheduled for November 2016, (ii) the Company agreed to repay outstanding amounts under the Credit Facility equal to at least 20% of any future net sales proceeds from the sale of the Company’s South STACK acreage primarily located in Canadian County, Oklahoma, (iii) the minimum interest coverage ratio with which the Company must comply was reduced to (A) 0.8 to 1.0 for the fourth quarter of 2016 and the first quarter of 2017, (B) 1.0 to 1.0 for the second quarter of 2017 and (C) 2.50 to 1.0 for each quarter thereafter, and (v) various provisions were amended to permit the Company to enter into the Development Agreement (as defined and described below) and the drilling program contemplated thereunder.

A copy of the Credit Facility Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Credit Facility Amendment herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Facility Amendment.

Sale Agreement

On October 19, 2016, Gastar entered into a purchase and sale agreement (the “Sale Agreement”) with Red Bluff Resources Operating, LLC, a Delaware limited liability company, to sell certain non-core leasehold interests held by the Company, located primarily in the northeast region of Canadian County, Oklahoma and in the southeast region of Kingfisher county, Oklahoma for approximately $71 million (of which up to $10 million is contingent upon the satisfaction of certain conditions), subject to certain adjustments.  The proposed transaction is expected to close on or before November 18, 2016, subject to the satisfaction of customary closing conditions, with a property sale effective date of August 1, 2016. The sales price includes allocated value for 19,100 net acres and current production of approximately 181 barrels of oil equivalent per day from 25 gross (11.2 net) wells, of which 32% is oil. The Sale Agreement contains customary representations and warranties and covenants, including provisions for indemnification, subject to the limitations described in the Sale Agreement.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure.

On October 20, 2016, the Company issued a press release announcing that it had executed the Development Agreement, the Credit Facility Amendment and the Sale Agreement. A copy of the Company’s press release, dated October 20, 2016, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached press release included as Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SECTION 8 – Other Events

Item 8.01  Other Events.

The Company has entered into a Development Agreement (the “Development Agreement”), dated October 14, 2016, with STACK Exploration LLC, a Delaware limited liability company (the “Investor”). Pursuant to the Development Agreement, the Company and the Investor will participate in the funding and development of certain of the Company’s currently undeveloped oil and gas properties covering approximately 18,000 net mineral acres, restricted to certain depths, located in the STACK Play in Kingfisher County, Oklahoma in the Meramec and Osage formations within the Mississippi Lime on a contract area within three townships (collectively, the “Subject Assets”).

The Subject Assets will be developed pursuant to a drilling program which will consist of three tranches of 20 wells each (each, a “Tranche”), and the Company and the Investor have agreed on the locations of the initial Tranche. Each Tranche is expected to be drilled during a 15-month period. The Investor may participate in the second Tranche at its sole election, and the Company and the Investor must each elect to proceed with the third Tranche. The Company will operate each well jointly developed under the Development Agreement. The Investor’s obligations under the Development Agreement will be limited to $90 million for the initial Tranche, subject to adjustment resulting from certain mutually agreed items, and may, subject to the Investor’s consent, expand to an aggregate of $270 million over subsequent Tranches.

Under the Development Agreement, the Investor will fund 90% of Gastar’s working interest portion of drilling and completion costs to initially earn 80% of Gastar’s working interest in each new well (in each case, proportionately reduced by other participating working interests in the well).  As a result, Gastar will pay 10% of its working interest portion of such costs for an initial working interest of 20% (in each case, proportionately reduced by other participating working interests in the well).

The terms of the Development Agreement provide for reversions upon the occurrence of the following events:

•

on the first day of the calendar month following the date that the Investor achieves a 15% internal rate of return in the aggregate with respect to a Tranche, the Investor’s interest in the relevant Tranche will revert to 40% of the Company’s initial working interest while the remainder will revert to the Company, increasing the Company’s working interest to 60% of its initial working interest; and

•

on the first day of the calendar month following the date that the Investor achieves a 20% internal rate of return in the aggregate with respect to a Tranche (with respect to each Tranche, the “Final Reversion”), the Investor’s interest in the relevant Tranche will revert to 10% of the Company’s initial working interest while the remainder will revert to the Company, increasing the Company’s working interest to 90% of its initial working interest.

The Development Agreement provides that the Investor’s payment obligations can be suspended upon the occurrence of certain events based on changes in commodity prices, including the New York Mercantile Exchange price per barrel of crude oil averaging less than $40.00 over 30 consecutive trading days, provided that the Investor will be obligated to complete funding of any wells in progress, subject to certain exceptions.

The Development Agreement contains customary transfer restrictions on each of the Company’s and the Investor’s ability to transfer their respective interests in the Subject Assets, including consents to transfer and a tag-along right provided to the Investor. With certain limited exceptions, the Development Agreement will terminate (i) upon mutual agreement of the Investor and the Company,  (ii) with respect to each Tranche, upon Final Reversion of such Tranche, (iii) upon the election of the non-defaulting party in the event of uncured default, or (iv) upon the Investor’s sole election any time after the later of the 18-month anniversary of the Development Agreement or the date a subsequent Tranche is approved if certain specified wells have not been drilled and completed by such date.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits filed as part of this Form 8-K:

Exhibit No.Description of Document

10.1

Amendment No. 9 to Second Amended and Restated Credit Agreement, dated October 14, 2016, by and among Gastar Exploration Inc., the Lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the lenders thereto, as collateral agent, as swing line lender and as issuing lender.

99.1	Press release dated October 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2016	GASTAR EXPLORATION INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1

Amendment No. 9 to Second Amended and Restated Credit Agreement, dated October 14, 2016, by and among Gastar Exploration Inc., the Lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the lenders thereto, as collateral agent, as swing line lender and as issuing lender.

99.1	Press release dated October 20, 2016.